UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material Pursuant to Section 240.14a-12

XPERI INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 15, 2024, Xperi Inc. (“Xperi”) issued a press release in connection with its upcoming 2024 annual meeting of stockholders. A copy of the press release is attached hereto as Exhibit 1.

Exhibit 1

Leading Proxy Advisory Firm Glass Lewis Supports All Xperi Board Candidates

Glass Lewis Joins ISS in Recommending Xperi Stockholders Vote “FOR” All Company Nominees on the Blue Proxy Card

Glass Lewis Concludes Rubric Capital Has Failed to Make a Case for Change and “Full Support for the Incumbent Board is Warranted”

SAN JOSE, Calif. (May 15, 2024) — (BUSINESS WIRE) - Xperi Inc. (NYSE: XPER) (the “Company” or “Xperi”) today announced that a second independent proxy advisory firm, Glass, Lewis & Co., LLC (“Glass Lewis”), has recommended that Xperi stockholders vote “FOR” all of the Company’s director nominees on the BLUE proxy card ahead of the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 24, 2024. One of the Company’s stockholders, Rubric Capital Master Fund LP (“Rubric”), has nominated two candidates to replace half the Company’s independent directors on the Xperi Board of Directors (the “Board”).

Like Institutional Shareholder Services (“ISS”), Glass Lewis concluded that Rubric has failed to make a persuasive case for change in the composition of the Board:

•

“[W]e ultimately do not [believe Rubric] has… presented an adequately comprehensive case for change, nor do we find there is adequate cause to conclude Rubric’s alternate nominees or promulgated path for Xperi are likely to result in a superior outcome…”

•

“Rubric’s case against the status quo…falls short here. Bearing this in mind, and recognizing what appears to have been a reasonably good-faith effort by the Company to negotiate a balanced settlement, we believe full support for the incumbent board is warranted.”

Notably, Glass Lewis rejected Rubric’s claim that Xperi has underperformed or is on a path of missing guidance:

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“[G]iven the objectively short duration of Xperi’s freestanding operations, we believe the case for underperformance must be clear and substantial. By that standard, we consider Rubric’s case falls short ….”

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“[I]t is worth noting Rubric’s skepticism [of the achievability of Xperi’s targets] does not presently appear to be shared: the current consensus mean for 2024E revenue and EBITDA margin are each … consistent with communicated midpoints, suggesting no evident near-term misalignment.”

•	“[W]e consider there are … indications Xperi remains on track to achieve its stated goals….”

Glass Lewis acknowledged the merit of Xperi’s recent capital allocation decisions, including the sale of AutoSense, the announcement of a strategic review process for Perceive, and the approval of a share repurchase program:

•	“…the terms [of the AutoSense sale] appear to have been derived from a competitive auction process following the board’s reassessment of shifting competitive conditions and cost dynamics.”

•

“[W]e agree anticipated increases in Xperi’s [financial] flexibility – owing to both anticipated growth in the Company’s core businesses and the possible realization of sale proceeds (e.g. from a possible divestiture of Perceive) – serve as adequate cause for the board to communicate revised capital deployment priorities, including possible share buybacks.”

Finally, Glass Lewis concluded that Xperi’s executive compensation programs were not “misaligned with performance.”

Glass Lewis highlighted several concerns with respect to Rubric’s candidates:

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“[Mr. Lacey’s] prior senior executive service with the Company’s predecessor, which ended in June 2017, does not appear to line up particularly well with Xperi’s current (and continuing) product focus.”

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“[T]he election of [the current CEO’s] … predecessor [Mr. Lacey] – purportedly to the preferred role of board chair – could be seen as fomenting a counterproductive and potentially wayward oversight environment.”

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“[W]e are not currently convinced [Ms. Conrad’s] professional background, which seems to share comparatively modest overlap with Xperi’s operational footprint, represents a compelling alternative when viewed relative to the Company’s incumbent nominees.”

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“… perhaps more concerning under the circumstances, we consider the board presents legitimate cause to question the provenance and independence of Ms. Conrad’s candidacy, notably due to what appear to be extensive personal and professional connections to Mr. Lacey.”

Commenting on the recommendations of Glass Lewis and ISS, the Board said, “We are pleased that both leading independent proxy advisory firms, Glass Lewis and ISS, have recommended that stockholders support all of the Board’s nominees at this year’s annual meeting.” The Board continued, “like ISS, Glass Lewis did not find cause to disrupt a strategy and team that are delivering results. We encourage our stockholders to vote for the incumbents to ensure focus and execution of our existing strategy.”

The Board urges stockholders to vote “FOR” all five of Xperi’s skilled and experienced director candidates, and “WITHHOLD” on Rubric’s two candidates, using the BLUE proxy card.

Stockholders who have any questions or need assistance voting their shares should contact the Company’s proxy solicitor Morrow Sodali at (203) 658-9400 or XPER@info.morrowsodali.com.

About Xperi Inc.

Xperi invents, develops, and delivers technologies that enable extraordinary experiences. Xperi technologies, delivered via its brands (DTS®, HD Radio™, TiVo®), and by its startup, Perceive, are integrated into billions of consumer devices and media platforms worldwide, powering smart devices, connected cars and entertainment experiences, including IMAX® Enhanced, a certification and licensing program operated by IMAX Corporation and DTS, Inc. Xperi has created a unified ecosystem that reaches highly engaged consumers, driving increased value for partners, customers and consumers.

©2024 Xperi Inc. All Rights Reserved. Xperi, TiVo, DTS, HD Radio, DTS Play-Fi, Perceive and their respective logos are trademark(s) or registered trademark(s) of Xperi Inc. or its subsidiaries in the United States and other countries. IMAX is a registered trademark of IMAX Corporation. All other trademarks and content are the property of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: expectations regarding our future results of operations and financial position, margin expansion and overall growth, including, without limitation, anticipated Adjusted EBITDA growth, objectives for future operations, and ongoing strategies, including, without limitation, our pursuit of strategic alternatives for Perceive. These forward-looking statements are based on information available to the Company as of the date hereof, as well as the Company’s current expectations, assumptions, estimates and projections that involve risks and uncertainties. In some cases, you can identify forward-looking statements by the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” and similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC from time to time. Any forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company does not assume any obligation to, and does not intend to, publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

Xperi has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of BLUE proxy card, with respect to its solicitation of proxies for Xperi’s 2024 Annual Meeting of Stockholders. This communication is not a substitute for any proxy statement or other document that Xperi may file with the SEC in connection with any solicitation by Xperi.

Permission to quote the Glass Lewis and ISS reports was neither sought nor obtained.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY XPERI AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Xperi free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Xperi are also available free of charge by accessing Xperi’s website at www.xperi.com.

XPER-C

Contact:

Xperi Investor Contact:

Mike Iburg

VP, Investor Relations

+1 408-321-3827

ir@xperi.com

Media Contact:

Amy Brennan

Senior Director, Corporate Communications

+1 949-518-6846

amy.brennan@xperi.com